Exhibit 32.2

In connection with the Quarterly Report of Market & Research, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Grippo, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002 that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Grippo
Name: John Grippo
Chief Financial Officer
(Principal Accounting Officer)
Date: February 12, 2009